Sub-Item 77 (Q1) (a)


FEDERATED MANAGED POOL SERIES
Amendment No. 3 to the
DECLARATION OF TRUST
Dated October 3, 2005

 The Amended and Restated Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:
Section 5.  Establishment and Designation of Series or
Class.
Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:
Federated Corporate Bond Strategy Portfolio
Federated High-Yield Strategy Portfolio
Federated International Bond Strategy Portfolio
Federated International Dividend Strategy Portfolio
Federated Managed Volatility Strategy Portfolio
Federated Mortgage Strategy Portfolio

 The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of November, 2014, to become effective on February 2, 2015.

WITNESS the due execution hereof this 13th day of November, 2014.


/s/ John F. Donahue            /s/ Charles F. Mansfield, Jr.
John F. Donahue                Charles F. Mansfield, Jr.


/s/ John T. Collins            /s/ Thomas M. O'Neill
John T. Collins                Thomas M. O'Neill


/s/ J. Christopher Donahue      /s/ P. Jerome Richey
J. Christopher Donahue          P. Jerome Richey


/s/ Maureen Lally-Green         /s/ John S. Walsh
Maureen Lally-Green            John S. Walsh


/s/ Peter E. Madden
Peter E. Madden



[PAGE BREAK]


Sub-Item 77 (Q1) (e)(1)

INVESTMENT ADVISORY CONTRACT


 This Contract is made this 1st day of December, 2014, between Federated Equity Management Company of Pennsylvania, a Delaware statutory trust having its principal place of business in Pittsburgh, Pennsylvania (the "Adviser"), and Federated Managed Pool Series, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

 WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission;

 WHEREAS THE Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment portfolio, objectives and policies, in compliance with Rule 18f-2 under the 1940 Act, including the series specified in the exhibits to this Contract (each a "Fund" and collectively the "Funds"); and

 WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

 NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

 1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

 2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

 3. The Adviser shall reimburse all expenses of the Trust and each Fund including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and ordinary legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such ordinary nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds; provided that each Fund shall pay or cause to be paid its allocable share of such extraordinary expenses as may arise. Extraordinary expenses means any expenses of unusual character that in the normal course of events would not be expected to occur in each Fund's fiscal year or the excess over the Fund's normal expenses due to unusual conditions in any fiscal year and include expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

 4. The Adviser will not charge a fee for the services rendered to each Fund hereunder.

 5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

 6. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

 7. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

 8. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

 9. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

 10. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

 11. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

 12. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

 13. The Trust and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Adviser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

 14. Adviser agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR
Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

      15. The parties hereto acknowledge that Federated Investors, Inc., has reserved the right to grant the non-exclusive use of the name Federated Managed Pool Series or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name Federated Managed Pool Series. The name Federated Managed Pool Series will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investors, Inc. and the Trust.

 16. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

Witness the due execution hereof this 1st day of December, 2014.



Federated Managed Pool Series


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Federated Equity Management Company of Pennsylvania


By:  /s/ John B .Fisher
Name:  John B. Fisher
Title:  President and CEO



[PAGE BREAK]



Exhibit A
To Investment Advisory Contract
For Federated Managed Pool Series


List of Funds

Federated International Dividend Strategy Portfolio



[PAGE BREAK]



Sub-Item 77 (Q1) (e)(2)

INVESTMENT CO-ADVISORY CONTRACT


 This Investment Co-Advisory Contract (the "Contract") is made this 1st day of September, 2014, among Federated Global Investment Management Corp., a Delaware business corporation having its principle place of business in New York, New York ("FGIMC"), Federated Equity Management Company of Pennsylvania, a Delaware statutory trust located in Pittsburgh, Pennsylvania ("FEMCOPA"), and Federated Investment Management Company, a Delaware statutory trust having its principal place of business in Pittsburgh, Pennsylvania ("FIMCO") (each a "Co-Adviser" and collectively, the "Co-Advisers"), and Federated Managed Pool Series, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

 WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and is registered as such with the Securities and Exchange Commission;

 WHEREAS the Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment portfolio, objectives and policies, in compliance with Rule 18f-2 under the 1940 Act, including the series specified in the exhibits to this Contract (each a "Fund" and collectively the "Funds"); and

 WHEREAS each of FGIMC, FIMCO and FEMCOPA are engaged in the business of rendering investment advisory and management services.

 NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

 1. The Trust hereby appoints the Co-Advisers as Investment Advisers for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and the Co-Advisers accept the appointments. Subject to the direction of the Trustees of the Trust (the "Trustees"), the Co-Advisers shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets, as assigned from time-to-time by FGIMC to itself or to another Co-Adviser. The initial responsibilities of each Co-Adviser with respect to each Fund shall be as described on the exhibit for such Fund. FGIMC will notify the Trustees prior to any material change in the responsibilities assumed by any Co-Adviser with respect to any Fund.

 2. Each Co-Adviser, in its assigned supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

 3. The Co-Advisers shall reimburse all expenses of the Trust and each Fund including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the 1940 Act, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and ordinary legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such ordinary nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds; provided that each Fund shall pay or cause to be paid its allocable share of such extraordinary expenses as may arise. Extraordinary expenses means any expenses of unusual character that in the normal course of events would not be expected to occur in each Fund's fiscal year or the excess over the Fund's normal expenses due to unusual conditions in any fiscal year and include expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

 4. The Co-Advisers will not charge a fee for the services rendered to each Fund hereunder.

 5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

 6. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) if a Co-Adviser shall have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund, this Contract shall not continue with respect to such Co-Adviser. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above. The termination of this Contract by or with respect to any Fund or any Co-Adviser shall not affect the validity of this Contract with respect to any other Fund or any other Co-Adviser.

 7. Notwithstanding any provision herein, this Contract may be terminated at any time with respect to any Fund or any Co-Adviser, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty
(60) days' written notice to the Co-Advisers.

 8. This Contract may not be assigned by any Co-Adviser and shall automatically terminate with respect to a Co-Adviser in the event of any assignment by such Co-Adviser. Each Co-Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

 9. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of such Co-Adviser, each Co-Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

 10. Nothing in this Contract shall be construed to (a) create any joint venture among the parties or among the Co-Advisers, or any of them, or (b) establish any agency among or otherwise authorize any Co-Adviser to bind or otherwise act on behalf of another Co-Adviser. Subject to the limitations of Section 9, the Trust on behalf of its Funds agrees that each Co-Adviser shall be severally, and not jointly, liable for the performance of its assigned responsibilities under this Contract, and neither the Trust nor any Fund shall seek recourse for any claim arising under this Contract or other applicable laws against any one Co-Adviser from any other Co-Adviser.

 11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the 1940 Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the 1940 Act.

 12. Each Co-Adviser acknowledges that all sales literature for investment companies (such as the Trust) is subject to strict regulatory oversight. Each Co-Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates (including another Co-Adviser) which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of any Co-Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise the applicable Co-Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

 13. The Co-Advisers are hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and no Co-Adviser shall seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

 14. The Trust and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each of FGIMC, FIMCO, and FEMCOPA and agree that the obligations assumed by such Co-Adviser pursuant to this Contract shall be limited in any case to such Co-Adviser and its assets and, except to the extent expressly permitted by the 1940 Act, the Trust and the Funds shall not seek satisfaction of such obligation assumed by a Co-Adviser under this Contract from the shareholders of such Co-Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

 15. Each Co-Adviser agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Each Co-Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling such Co-Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

      16. The parties hereto acknowledge that Federated Investors, Inc., has reserved the right to grant the non-exclusive use of the name "Federated Managed Pool Series" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name "Federated Managed Pool Series". The name "Federated Managed Pool Series" will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investors, Inc. and the Trust.

 17. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.



[PAGE BREAK]





EXHIBIT A
to the Investment Co-Advisory Contract

Federated Managed Volatility Strategy Portfolio

 Subject to the revision by FGIMC as provided in this Contract, the initial responsibilities of the Co-Advisers shall be:

 FIMCO: Management of the fixed-income securities portfolio and all related derivative contracts

 FGIMC and
 FEMCOPA: Overall asset allocation and management of all other assets and related derivative contracts.


Witness the due execution hereof this 1st day of September, 2014.


Federated Managed Pool Series


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


Federated Global Investment Management
Corp., Federated Equity Management
Company of Pennsylvania, and Federated
Investment Management Company


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO



[PAGE BREAK]



LIMITED POWER OF ATTORNEY


 KNOW ALL MEN BY THESE PRESENTS, dated as of September 1, 2014, that Federated Managed Pool Series, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint each of Federated Global Investment Management Corp., a Delaware business corporation having its principle place of business in New York, New York ("FGIMC"), Federated Equity Management Company of Pennsylvania, a Delaware statutory trust located in Pittsburgh, Pennsylvania ("FEMCOPA"), and Federated Investment Management Company, a statutory trust duly organized under the laws of the State of Delaware (the "Adviser") (each, severally, a "Co-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting severally on behalf of each of the series portfolios for which such Co-Adviser acts as an investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as such Co-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with the Co-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to such Co-Adviser as investment adviser of each Fund under that certain investment co-advisory contract dated August 14, 2014 by and between and the Trust and its Co-Advisers (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Co-Advisory Contract").

 Each Co-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as such Co-Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. No Co-Adviser shall be required hereby to act collectively, or in concert, with another Co-Adviser. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that a Co-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on any co-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Co-Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of a Co-Adviser under the terms of the Investment Co-Advisory Contract or (iii) exonerate, relieve or release a Co-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Co-Adviser (x) under the terms of the Investment Co-Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

 The Trust hereby agrees to indemnify and save harmless each Co-Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to such Co-Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of such Co-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to such Co-Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by such Co-Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligations with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of a Co-Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

 Any person, partnership, corporation or other legal entity dealing with a Co-Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that such Co-Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as such Co-Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by such Co-Adviser in its capacity as attorney-in-fact for the Trust.

 Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through a Co-Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf such Co-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

 The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of a Co-Adviser pursuant to the power or authority granted to such Co-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf such Co-Adviser was acting pursuant to the authority granted hereunder.

 The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with a Co-Adviser shall be bound to inquire into such Co-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically with respect to a Fund and a Co-Adviser upon the cancellation or termination of the Investment Co-Advisory Contract between the Trust and such Co-Adviser with respect to such Fund. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until each Co-Adviser has received actual notice of such revocation or termination in writing from the Trust.

 This Limited Power of Attorney constitutes the entire agreement between the Trust and each Co-Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, no Co-Adviser shall have any power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

 This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon a Co-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon a Co-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

 This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and each Co-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and each Co-Adviser will execute sufficient counterparts so that each Co-Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and each Co-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

 IN WITNESS WHEREOF, the Trust has caused this Limited Power of
Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Managed Pool Series



By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
1st day of September, 2014

Federated Global Investment Management Corp.,
Federated Equity Management Company of Pennsylvania and Federated Investment Management Company


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO



[PAGE BREAK]




Schedule 1
to Limited Power of Attorney
dated as of September 1, 2014
by Federated Managed Pool Series
(the "Trust"), acting on
behalf of each of the series portfolios
listed below, and appointing each of
Federated Global Investment Management Corp.,
Federated Equity Management Company of Pennsylvania, and
Federated Investment Management Company
as attorneys-in-fact of the
Trust


List of Series Portfolios

Federated Managed Volatility Strategy Portfolio




[PAGE BREAK]




 LIMITED POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, dated as of December 1, 2014, that Federated Managed Pool Series, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Equity Management Company of Pennsylvania, a statutory trust duly organized under the laws of the State of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 1, 2014 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

  The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

  The Trust hereby agrees to indemnify and save harmless the Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

  Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

  Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

  The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

  The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

  This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

  This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

  This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

  IN WITNESS WHEREOF, the Trust has caused this Limited Power of
Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Managed Pool Series


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
December 1, 2014

Federated Equity Management Company of Pennsylvania


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO



[PAGE BREAK]




Schedule 1
to Limited Power of Attorney
dated as of December 1, 2014
by Federated Managed Pool Series
(the Trust"), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Equity Management Company of Pennsylvania the attorney-in-fact of the
Trust


List of Series Portfolios

Federated International Dividend Strategy Portfolio